Exhibit 3(c)

                           BYLAWS
                             OF
                  ENTERGY GULF STATES, INC.
                    AS OF OCTOBER 5, 1998

                         ARTICLE I.

                            Name.

     The name of this Corporation shall be ENTERGY GULF
STATES, INC.

                         ARTICLE II.

                   Shareholders' Meetings.

     All meetings of the Shareholders shall be held at a place and time to be set either by the Shareholders or by the Board of Directors. With or without motion, the Chairman of any meeting of the Shareholders may appoint Inspectors and Tellers for such meeting who shall examine into the qualifications of the Shareholders present in person or represented at the meeting by proxy, report the shares represented at the meeting and tabulate the vote on such matters as may come before the meeting.

                        ARTICLE III.

                       Annual Meeting.

     The Annual Meeting of the Shareholders of this Corporation shall be held on a date selected either by the Shareholders or by the Board of Directors

                         ARTICLE IV.

                      Special Meetings.

     Special Meetings of the Shareholders of this Corporation shall be held whenever called by the Chairman of the Board of Directors, the Vice Chairman, the President, a Vice President or a majority of the Board of Directors, or whenever the holder or holders of one-tenth (1/10) of the shares of the capital stock issued and outstanding and entitled to vote shall make written application therefor to the Secretary or an Assistant Secretary, stating the time and purpose of the meeting applied for. Special Meetings of the Shareholders shall also be held following the accrual or termination of the right of the preferred stock of the Corporation, voting as a class, to elect the smallest number of Directors of this Corporation necessary to constitute a majority of the members of the Board of Directors, whenever requested to be called in the manner provided in Paragraph 6 of Article VI of the Restated Articles of Incorporation of the Corporation as amended.

                         ARTICLE V.

              Notice of Shareholders' Meetings.

     Written or printed notice of all Shareholders' Meetings, stating the time and place, and, in the case of Special Meetings, the purpose or purposes for which such meetings are called, shall be delivered by the Secretary or an Assistant Secretary, by mail, to each Shareholder of record, having voting power in respect of the business to be transacted thereat, at his or her registered address, at least ten (10) and not more than sixty (60) days prior to the date of the meeting, and the person giving such notice shall make affidavit in relation thereto; provided that such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid, and further provided that notice of any such meeting shall be deemed to be sufficiently delivered to any Shareholder who, while the provisions of the Trading with the Enemy Act (Public Act No. 91 of the Sixty-fifth Congress of the United States of America, as now or hereafter amended) shall be operative, shall appear from the stock books to be or shall be known to the Corporation to be an "enemy" or "ally of enemy" as defined in the said Act and whose address appearing on such stock books is outside the United States, or the mailing to whom of notice shall at the time be prohibited by any other law of the United States of America or by any executive order or regulation issued or promulgated by any officer or agency of the United States of America (a) if, at least ten (10) days prior to the date of the meeting, a copy of the notice of the meeting shall be mailed to any person or agency who by any such law, order or regulation shall have been duly designated to receive such notice or duty designated or appointed as custodian of the property of such Shareholder; or (b) if a brief notice of such meeting, including, in the case of a Special Meeting, either a brief statement of the objects for which such meeting is called or a statement as to where there may be obtained a copy of a written notice containing a statement of such objects, shall be published by the Corporation at least once, not less than ten (10) days before the meeting in a daily newspaper published in the English language and of general circulation in the City of Beaumont, Texas.

     Any meeting at which all Shareholders having voting power in respect of the business to be transacted thereat are present, either in person or represented by proxy, or of which those not present have waived notice in writing, shall be a legal meeting for the transaction of business, notwithstanding that notice has not been given as herein before provided.

                         ARTICLE VI.

                      Waiver of Notice.

     Notice of any Shareholders' Meeting may be waived by any Shareholder and the presence at any meeting, either in person or by proxy, of a Shareholder having voting power in respect of the business to be transacted thereat shall be deemed as to such Shareholder a waiver of notice of the meeting.

                        ARTICLE VII.

                           Quorum.

     At any meeting of the Shareholders, a majority of the shares of capital stock issued and outstanding and entitled to vote in respect of the business to be transacted thereat, represented by such Shareholders of record in person or by proxy, shall constitute a quorum, but a less interest may adjourn any meeting from time to time and the same shall be held as adjourned without further notice. When a quorum is present at any meeting, the vote of the holders of a majority of the shares of capital stock entitled to vote represented thereat shall decide all questions brought before such meeting, unless the question is one upon which by express provision of law or of the Articles of Incorporation of the Corporation or of these Bylaws a larger or different vote is required, in which case such express provision shall govern and control the decision of such question. The provisions of this Article are, however, subject to the provisions of Paragraphs 6 and 13 of Article VI of the Articles of Incorporation of the Corporation as amended.

                        ARTICLE VIII.

                      Proxy and Voting.

     The voting power of the respective classes of stock of the Corporation shall be as provided in Article VI of the Articles of Incorporation of the Corporation as amended. Shareholders of record entitled to vote may vote at any meeting either in person or by proxy in writing, which shall be filed with the Secretary of the meeting before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof or after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each holder of record of stock of the Corporation of any class shall, as to all matters in respect of which such class of stock has voting power, be entitled to one vote for each share of stock of such class standing in his name on the books of the Corporation.

                         ARTICLE IX.

                     Board of Directors.

     The Shareholders or the Board of Directors shall have the power from time to time to fix the number of directors of the Company, provided that the number so fixed shall not be less than three (3) or more than fifteen (15).

     No person shall be eligible for election or re-election as a Director of the Company after attaining age seventy (70) except as otherwise permitted by the Board by special resolution heretofore adopted. Any Director who retires from active employment by the Company shall, concurrently with such retirement, resign as a Director of the Company

     The foregoing provisions placing qualifications on the eligibility of Directors are, however, subject to Paragraphs
6 and 13 of Clause E of Article V~ of the Restated Articles of Incorporation of the Corporation as amended.

                         ARTICLE X.

                    Powers of Directors.

     The Board of Directors shall have the entire management of the business of the Corporation. In the management and control of the property, business and affairs of the Corporation, the Board of Directors is hereby vested with all the powers possessed by the Corporation itself, so far as this delegation of authority is not inconsistent with the laws of the State of Texas, with the Articles of Incorporation of the Corporation or with these Bylaws. The Board of Directors shall have power to determine what constitutes net earnings, profits and surplus, respectively, what amount shall be reserved for working capital and for any other purposes, and what amount shall be declared as dividends, and such determination of the Board of Directors shall be final and conclusive.

                         ARTICLE XI.

                Fees of Directors and Others.

     The Board of Directors shall have power to fix and determine the fee or fees to be paid members of the Board of Directors or any Committees appointed by the Directors or Shareholders for attendance at meetings of said Directors or Committees. Any fees so fixed and determined by the Board of Directors shall be subject to revision or amendment by the Shareholders.

                        ARTICLE XII.

               Executive and Other Committees.

     The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, appoint an Executive Committee of not less than two or more than four members, to serve at the pleasure of the Board of Directors. Such Committee shall have and may exercise all the powers of the Board of Directors during the intervals between its meetings, which may be lawfully delegated, subject to such limitations which may be provided by resolution of the Board of Directors.

     The Board of Directors may likewise appoint from its number or from the Shareholders other Committees from time to time, the number composing such Committees and the powers conferred upon the same to be determined by vote of the Board of Directors.

                        ARTICLE XIII.

                          Meetings.

     Regular Meetings of the Board of Directors shall be held at such places within or without the State of Texas and at such times as the Board by vote may determine from time to time, and if so determined no notice thereof need be given. Special Meetings of the Board of Directors may be held at any time or place, either within or without the State of Texas. whenever called by the Chairman of the Board of Directors, the Vice Chairman, the President, a Vice President, the Secretary, an Assistant Secretary or three or more Directors, notice thereof being given to each Director by the Secretary or an Assistant Secretary or officer calling the meeting, or at any time without formal notice provided all the Directors are present or those not present have waived notice thereof. Notice of Special Meetings, stating the time and place thereof, shall be given by mailing the same to each Director at his residence or business address at least two days before the meeting or by delivering the same to him personally or by telephoning or telegraphing the same to him at his residence or business address at least one day before the meeting

                        ARTICLE XIV.

                           Quorum.

     A majority of the Board of Directors shall constitute a quorum for the transaction of business, but a less number may adjourn any meeting from time to time and the same may be held without further notice. When a quorum is present at any meeting, a majority vote of the members in attendance thereat shall decide any question brought before such meeting, except as otherwise provided by law or by these Bylaws

                         ARTICLE XV.

                          Officers.

     The Board of Directors shall elect individuals to occupy at least three executive offices: President, Secretary and Treasurer. In its discretion, the Board of Directors may elect individuals to occupy other executive offices, including Chief Executive Officer, Vice Chairman, Chief Operating Officer, Vice President and such other executive offices as the Board shall designate. Officers shall be elected annually and shall hold office until their respective successors shall have been duly elected and qualified, or until such officer shall have died or resigned or shall have been removed by majority vote of the whole Board. To the extent permitted by the laws of the State of Texas, individuals may occupy more than one office.

                        ARTICLE XVI.

                    Subordinate Officers.

     The Board of Directors may appoint such assistant secretaries, assistant treasurers and other officers as it may deem desirable. Each such officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove such officers and to prescribe the powers and duties thereof.

                        ARTICLE XVII.

                   Chairman of the Board.

     The Board of Directors shall designate one of its members as Chairman of the Board. The position of Chairman of the Board is not an officer position; therefore the Chairman of the Board need not be an officer of the Company.

                       ARTICLE XVIII.

                         President.

     The President shall perform duties incident to the office of a president of a corporation and such other duties as from time to time may be assigned to him by the Board of Directors, by the Executive Committee or, if the Board has elected a Chief Executive Officer and if the Chief Executive Officer is not the President, by the Chief Executive Officer.

                        ARTICLE XIX.

                       Vice President.

     Each Vice President shall have such powers and shall perform such duties as from time to time may be conferred upon or assigned to him by the Board of Directors or the Executive Committee, or as may be delegated to him by the President or the Chief Executive Officer.

                         ARTICLE XX.

                         Secretary.

     The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors in books provided for the purpose; shall see that all notices are duly given in accordance with the provisions of law and these bylaws; shall be custodian of the records and of the corporate seal of the Corporation; shall see that the corporate seal is affixed to all documents the execution of which under the seal is duly authorized, and when the seal is so affixed he may attest the same; may sign, with the Chairman of the Board, a Vice Chairman, the President or a Vice President, certificates of stock of the Corporation; and, in general, shall perform all duties incident to the office of a secretary of a corporation, and such other duties as from time to time may be assigned to the Secretary by the Chief Executive Officer, the Chairman of the Board, a Vice Chairman, the President, the Board of Directors or the Executive Committee. The Secretary shall also keep, or cause to be kept, a stock book, containing the name, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their places of residence, the number of shares held by them respectively, and the time when they respectively became the owners thereof.

                        ARTICLE XXI.

                  Treasurer and Controller.

     The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors. The Treasurer may endorse for collection on behalf of the Corporation, checks, notes and other obligations; may sign receipts and vouchers for payments made to the Corporation singly or jointly with another person as the Board of Directors may authorize; may sign checks of the Corporation and pay out and dispose of the proceeds under the direction of the Board; shall render or cause to be rendered to the Chairman of the Board, the President and the Board of Directors, whenever requested, an account of the financial condition of the Corporation; may sign, with the Chairman of the Board, a Vice Chairman, the President or a Vice President, certificates of stock of the Corporation; and, in general, shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as from time to time may be assigned to him by the Chairman of the Board, a Vice Chairman, the President, the Board of Directors or the Executive Committee.

                        ARTICLE XXII.

                        Resignations.

     Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, a Chairman of the Board, the Vice Chairman, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon written receipt thereof by the Board of Directors or by such officer.

                       ARTICLE XXIII.

                    Vacancies, Absences.

     Any vacancy in any of the above offices may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting. Except when the law requires the act of a particular officer, the Board of Directors or the Executive Committee, whenever necessary, may, in the absence of any officer, designate any other officer or properly qualified employee, to perform the duties of the one absent for the time being, and such designated officer or employee shall have, when so acting, all the powers herein given to such absent officer.

                        ARTICLE XXIV.

                       Capital Stock.

     The amount of capital stock, and of each class thereof, shall be as fixed in the Articles of Incorporation or in any lawful amendments thereto and the votes of the Corporation from time to time

                        ARTICLE XXV.

                   Certificates of Stock.

     Every Shareholder shall be entitled to a certificate or certificates representing shares of the capital stock of the Corporation in such form, complying with the law as may be prescribed by the Board of Directors, duly numbered and sealed with the corporate seal of the Corporation and setting forth the number and kind of shares to which such Shareholder is entitled. Such certificates shall be signed by the Chairman of the Board of Directors, the Vice Chairman, the President or a Vice President and by the Secretary or an Assistant Secretary. The Board of Directors may also appoint one or more Transfer Agents and/or Registrars for the stock of any class or classes and may require stock certificates to be countersigned by one or more of them. If certificates representing shares of capital stock of this Corporation are manually signed either by a Transfer Agent or by a Registrar, the signatures thereon of the Chairman of the Board of Directors, the Vice Chairman, the President or a Vice President and the Secretary or an Assistant Secretary of this Corporation may be facsimiles, engraved or printed. Any provisions of these Bylaws with reference to the signing of stock certificates shall include, in cases above permitted, such facsimile signatures. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates, shall cease to be such officer or officers of this Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by this Corporation, such certificate or certificates may nevertheless be adopted by the Board of Directors of this Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of this Corporation. Any stock certificates bearing facsimile signatures of officers of this Corporation, as above provided, may also bear a facsimile of the seal of this Corporation.

                        ARTICLE XXVI.

                     Transfer of Stock.

     Shares of stock may be transferred by delivery of the certificate accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign and transfer the same signed by the person appearing by the certificate to be the owner of the shares represented thereby. No transfer shall affect the right of the Corporation to pay any dividend due upon the stock, or to treat the holder of record as the holder in fact, until such transfer is recorded upon the books of the Corporation or a new certificate is issued to the person to whom it has been so transferred. It shall be the duty of every Shareholder to notify the Corporation of his post office address.

     The Board of Directors shall have power to close the stock transfer books of this Corporation for a period not exceeding 50 days preceding the date of any meeting of Shareholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding 60 days preceding the date of any meeting of Shareholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment or rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of this Corporation after any such record date fixed as aforesaid

                       ARTICLE XXVII.

                    Loss of Certificates.

     In case of the loss, mutilation or destruction of a certificate representing shares of stock, a duplicate certificate may be issued upon such terms as the Board of Directors may prescribe

                       ARTICLE XXVIII.

                            Seal.

     The seal of this Corporation shall consist of a flat-faced circular die with the words and figures "GULF
STATES UTILITIES COMPANY CORPORATE SEAL 1925 TEXAS" cut or engraved thereon

                        ARTICLE XXIX.

                     Books and Records.

     Unless otherwise expressly required by the laws of the State of Texas, the books and the records of the Corporation may be kept outside of the State of Texas at such place or places as may be designated from time to time by the Board of Directors.

                        ARTICLE XXX.

                         Amendments.

     These Bylaws may be amended, added to, altered or repealed by the Board of Directors of the Company. In the event of any such amendment, alteration or repeal of these Bylaws by the Board of Directors, the notice of the Annual Meeting of the Shareholders which shall thereafter first be sent to the Shareholders shall state that the Bylaws have been so amended, added to, altered or repealed and shall describe or set forth or be accompanied by statement describing or setting forth such amendment, addition, alteration or the text ~f any article which has been repealed. Notwithstanding anything hereinabove contained, these Bylaws may be amended, added to, altered or repealed at any Annual or Special Meeting of the Shareholders by vote in either case of a majority of the voting power of the shares of the capital stock issued and outstanding and entitled to vote in respect thereof, unless the question is one upon which by express provisions of law or of the Articles of Incorporation or of these Bylaws a larger or different vote is required, in which case such express provision shall govern and control the decision of such question, provided, however, that notice is given in the call of said meeting that an amendment, addition, alteration or repeal is to be acted upon.

                        ARTICLE XXXI.

                      Indemnification.

     A. The Corporation shall indemnify any person who was or is a named defendant or respondent or is threatened to be made a named defendant or respondent in a proceeding (which shall ;include any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding including but not limited to any action, suit or proceeding brought by or in behalf of the Corporation) because the person is or was a director, officer, or employee of the Corporation, and any person who, while a director, officer, or employee is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, or is or was a nominee or designee of the Corporation who is or was serving at the request of the Corporation as a director or officer of any domestic or foreign corporation which is owned in whole or part by the Corporation, against, judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including but not limited to court costs and attorneys' fees) actually incurred by the person in connection with such proceeding, if the person (1) conducted himself or herself in good faith, (2) reasonably believed in the case of conduct in his or her official capacity as a director, officer, or employee of the Corporation, that his or her conduct was in the Corporation's best interests and in all other cases that his or her conduct was at least not opposed to the Corporation's best interests and (3) in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. This indemnity is expressly intended to apply regardless of the sole, concurrent, or contributing negligence or fault of the person to be indemnified provided that the standards of conduct described in clauses (l), (2), and (3) are met. In addition to the other standards of conduct described in clauses (1), (2), and (3), indemnification and payment or reimbursement of expenses of employees under this Article XXXIII shall be provided for an employee (who is not a director or officer) only when the employee's conduct was within the course and scope of his or her employment by the Corporation.

     B. The Corporation shall indemnify a director, officer, or employee, or such A nominee or designee or person who, at the request of the Corporation, is serving in capacities described above against reasonable expenses (including but not limited to court costs and attorneys' fees) incurred by him or her in connection with a proceeding in which he or she is a named defendant or respondent because he or she is or was a director, officer, or employee, or such a nominee or designee if he or she has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

     C. Indemnification provided under Section A shall be made by the Corporation (except as provided in Section B) only if it is determined in accordance with the following procedures that the person has met the requirements set forth in Section A and that indemnification is permissible Such determination that indemnification is permissible under Section A shall be made (1) by a majority vote of a quorum consisting of directors who at the time of the vote were not named defendants or respondents in the proceeding, or (2) if such a quorum cannot be obtained by a majority vote of a committee of the board of directors, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding, or (3) by special legal counsel selected by the board of directors or a committee of the board by vote as set forth in subsections
(1) or (2) of this Section C, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors, or (4) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding.

     The termination of a proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent is not of itself determinative that the persons did not meet the requirements set forth in Section A above. A person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom,

     The provisions of Section A are intended to make mandatory the indemnification permitted therein and, together with Article IX of the Restated Articles of Incorporation, shall constitute authorization of indemnification in the manner required Determinations as to reasonableness of expenses under Section A shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, determination as to reasonableness of expenses shall be made in the manner specified in subsection (3) of the first paragraph of this Section C for the selection of special legal counsel. Determinations as to the reasonableness of expenses under Sections B and F shall be made in any manner which may be used to determine if indemnification is permissible under Section A.

     Action taken or omitted by a person with respect to an employee benefit plan in the performance of his or her duties for a purpose reasonably believed by him or her to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interests of the Corporation

     D. Notwithstanding the provisions of Section A, except to the extent permitted by the next sentence, a person shall not be indemnified by the Corporation in respect of a proceeding in which the person is found liable on the basis that personal benefit was improperly received by the person, whether or not the benefit resulted from an action taken in the person's official capacity, or in which the person is found liable to the Corporation. If a person is found liable to the Corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (i) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Corporation.

     E. Reasonable expenses incurred by a director, officer, or employee, or such a nominee or designee or person serving in capacities described above at the request of the Corporation who was, is, or is threatened to b~ made a named defendant or respondent in a proceeding, may be paid or reimbursed by the Corporation in advance of the final disposition of the proceeding and without any of the determinations specified in Section C after (1) the Corporation receives a written affirmation by the person of his or her good faith belief that he or she has met the standard of conduct that is necessary for indemnification under this Article XXXIII and a written undertaking by or on behalf of the person to repay the amount paid or reimbursed if it is ultimately determined that he or she has not met those requirements. The written undertaking required by this Section E must be an unlimited general obligation of the person but need not be secured, and may be accepted without reference to financial ability to make repayment.

     F. Notwithstanding any other provision of this Article XXXIII, the Corporation shall pay or reimburse reasonable expenses incurred by a director, officer, or employee, or such a nominee or designee in person who, at the request of the Corporation, is serving in capacities described above in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

     G. The indemnification provided by this Article XXXIII shall not be deemed to limit the powers of the Corporation to indemnify or to advance expenses to any person who is or was a director, officer, employee, agent, nominee, or designee of the Corporation conferred on the Corporation by the Texas Business Corporation Act (as now in effect or as same may be amended) or other applicable law and shall not be deemed exclusive of any rights to which those indemnified may be entitled under any agreement, contract, insurance, arrangement, vote of shareholders or disinterested directors, statute, court order, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office (including but not limited to service as plan fiduciary), and shall continue as to a person who has ceased to be a director, officer, employee, agent, nominee, or designee or person serving in a named capacity at the request of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person. This Article XXXIII is intended to be consistent with the powers granted by the Texas Business Corporation Act, as heretofore and hereafter amended, and terms used herein shall be defiled and the provisions of this Article XXXIII shall be interpreted and applied consistently with such law. The provisions of this Article XXXIII shall be deemed several, and if and to the extent any provision of this Article XXXIII is determined not to be consistent with the provisions of such Act, as heretofore and hereafter amended, then the other provisions to the extent consistent shall remain valid and in full force and effect.

     H. The Corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, or other enterprise, or employee benefit plan against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status as such a person, whether or not the Corporation would have the power to indemnify him or her against that liability under the provisions of the Restated Articles of Incorporation as amended, this Article XXXIII, the Texas Business Corporation Act, as heretofore and hereafter amended, or otherwise. Nothing in this Article XXXIII is intended to authorize a double payment to a person entitled to indemnification or reimbursement by the Corporation pursuant to this Article XXXIII of an amount actually paid to such person or expended for such person's benefit under any such insurance or other arrangement. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the Corporation. Without limiting the power of the Corporation to procure or maintain any kind of insurance or other arrangement the Corporation may, for the benefit of persons indemnified by the Corporation, (1) create a trust fund; (2) establish any form of self-insurance; (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation; or (4) establish a letter of credit, guaranty, or surely arrangement. The insurance or other arrangement may be procured, maintained, or established within the Corporation or with any insurer or other person deemed appropriate by the board of directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the Corporation In the absence of fraud, the judgment of the board of directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in the approval are beneficiaries of the insurance or arrangement.

     I. Any indemnification of or advance of expenses to any person in accordance with this Article XXXIII or otherwise shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting, and, in any case, within the twelve (12) month period immediately following the date of the indemnification or advance. Failure to make or delay in making any such report shall not affect the Corporation's obligation to make any such indemnification or advance

     J. The indemnification provided hereunder to any person who is or was serving as an employee benefit plan fiduciary shall not operate to relieve any such person who acts as a plan fiduciary from any responsibility or liability under applicable laws, and the indemnification provided hereunder to a plan fiduciary is limited to satisfaction of liabilities incurred by such person as a plan fiduciary, subject to the terms and conditions stated in this Article XXXIII. For purposes of this Article XXXIII, the Corporation shall be deemed to have requested a director or officer to serve an employee benefit plan whenever the performance by him or her of his or her duties to the Corporation also imposes duties on or otherwise involves services by him or her to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a director or officer with respect to an employee benefit plan pursuant to applicable law shall be deemed fines.

     K. These indemnities shall apply with respect to acts, omissions, and occurrences before or after September 3, 1987; provided that (i) if the indemnities in effect prior to such date should operate in any respect to provide greater indemnification for the person affected or (ii) if it should be determined that these indemnities may not lawfully be applied retroactively from date of adoption, then the indemnities in effect prior to such date shall continue to apply and shall be effective and enforceable with respect thereto.